UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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☐     Preliminary Proxy Statement

☐     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑     Definitive Proxy Statement

☐     Definitive Additional Materials

☐     Soliciting Material Pursuant to §240.14a-12

Speed Commerce, Inc.
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SPEED COMMERCE, INC.

Explanatory Note Regarding Correction to Proxy Card

Related to Annual Meeting of Stockholders to be Held on October 29, 2014

Speed Commerce, Inc., a Minnesota corporation (“Speed Commerce”), is making this filing with the Securities and Exchange Commission (the “SEC”) to correct a minor typographical error in Proposal No. 4 in the proxy card included in the proxy statement filed by Speed Commerce with the SEC on September 18, 2014 (the “Proxy Statement”). The Notice and Proxy Statement, mailed on Friday, September 19, 2014, to shareholders entitled to notice of and to vote at the upcoming annual meeting describes the Proposal No. 4 correctly.  Proposal No. 4 on the proxy card incorrectly referred to “Fiscal Year 2013” in one instance and should have referred to “Fiscal Year 2014” with respect to Speed Commerce’s “Say on Pay” proposal. The following shows the sentence in which such error was located with the correct fiscal year referenced:

“4.	Approving, on an advisory basis, the compensation of our named officers for fiscal year 2014 as disclosed in the accompanying proxy statement (Say on Pay).”

Speed Commerce is hereby notifying the shareholders entitled to notice of and to vote at the annual meeting that it intends to vote all proxies marked in favor of Proposal No. 4 as it is correctly described in the Notice and Proxy Statement. A new proxy card WILL NOT be mailed to shareholders.